Exhibit 4.4

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”) is made as of the 17th day of January, 2008 between Sapphire Industrials Corp., a Delaware corporation, with offices at 30 Rockefeller Plaza, 62nd Floor, New York, New York 10020 (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, with offices at Newport Office Center VII, 480 Washington Blvd., Jersey City, NJ 07310 (the “Warrant Agent”).

WHEREAS, in connection with the Company’s formation, the Company issued 23,000,000 units (the “Founder Units”), giving effect to the split of the Founder Units, of the Company, each unit consisting of one share of common stock of the Company, par value $0.001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock substantially in the form of Exhibit A hereto;

WHEREAS, the Company is engaged in a public offering (the “Public Offering”) of units of the Company, each unit consisting of one share of Common Stock and one warrant exercisable for one share of Common Stock, and in connection therewith, has determined to issue and deliver up to (i) 80,000,000 units plus up to an additional 12,000,000 units if the underwriter exercises in full its over-allotment option in full (the “Public Units”) to the public investors, 5,000,000 of which are expected to be purchased by Lazard Funding Limited LLC (“Lazard”), and (ii) 12,500,000 warrants to Lazard to be issued in a private placement simultaneously with the closing of the Public Offering (the “Insider Warrants”);

WHEREAS, the warrants that are part of the Founder Units and the Public Units are referred to herein, respectively, as the “Founder Warrants” and the “Public Warrants” (together with the Insider Warrants, the “Warrants”);

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (File No. 333-146620) (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Act”) of, among other securities, the Public Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, call, exercise and cancellation of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions (and no implied terms) set forth in this Agreement.

2. Warrants.

2.1. Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Warrant attached as Exhibit A hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the President and another officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2. Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3. Registration.

2.3.1. Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4. Detachability of Warrants. The securities comprising the Public Units and the Founder Units will not be separately transferable until the 35th day after the effective date of the Registration Statement unless Citigroup Global Markets Inc. informs the Company of its decision to allow earlier separate trading, but in no event will separate trading of the securities comprising the Public Units and the Founder Units be allowed until the Company files a Current Report on Form 8-K (the “Initial 8-K”) with the SEC which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Public Offering, and an additional Current Report on Form 8-K including the proceeds received by the Company from the exercise of the underwriter’s over-allotment option, if the over-allotment option is exercised after the filing of the Initial 8-K.

2.5. Insider Warrants. The Insider Warrants shall have the same terms and be in the same form as the Public Warrants, except that the Insider Warrants have an exercise price of $7.50 per share, are non-redeemable so long as they are held by Lazard or its permitted transferees and Lazard has agreed that the Insider Warrants will not be sold or transferred by it (except to employees of Lazard, its permitted transferees or to the Company’s directors at the same cost per warrant originally paid by them) until 90 days following the consummation of a Business Combination and the Insider Warrants will be exercisable even in the absence of an effective registration statement registering the Insider Warrants and the underlying shares of Common Stock. For purposes of this Agreement, “permitted transferees” shall mean (a) employees of Lazard Ltd or the Company, (b) an entity’s members upon its liquidation and (c) relatives and trusts for estate planning purposes, in each case where the transferee agrees to become party to the Securities Escrow Agreement, dated as of the date hereof, between the Company, the Founders and Mellon Investor Services LLC.

2.6. Founder Warrants. The Founder Warrants shall have the same terms and be in the same form as the Public Warrants, except that (i) the Founder Warrants will have an exercise price of $7.50 per share, (ii) the Founder Warrants will become exercisable after the consummation of a Business Combination if and when the last sales price of the Common Stock exceeds $13.50 per share for any 20 trading days within any 30-trading day period beginning 90 days following the consummation of a Business Combination, (iii) the Founder Warrants are not redeemable by the Company as long as they are held by Lazard or the Company’s directors, or their permitted transferees, other than as part of a redemption of Founder Units to the extent the over-allotment option is not exercised in full by the underwriters, (iv) Lazard and our directors have agreed that the Founder Warrants will not be sold or transferred by them (except to permitted transferees) until one year following the consummation of a Business Combination, (v) the Founder Warrants do not expire until the fifth anniversary of the effective date of the Registration Statement and (vi) and the Founder Warrants will be exercisable even in the absence of an effective registration statement registering the Founder Warrants and the underlying shares of Common Stock.

3. Terms and Exercise of Warrants.

3.1. Warrant Price. Each Public Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $7.00 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. Each Founder Warrant and each Insider Warrant, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $7.50 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time such Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date; provided, however, that any change in the Warrant Price must apply identically in percentage terms to all of the outstanding Warrants and any reduction in Warrant Price must remain in effect for at least twenty (20) business days.

3.2. Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the later of (i) the date on which the Company effects a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses, as described more fully in the Registration Statement (a “Business Combination”), and (ii) one year after the effective date of the Registration Statement, and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) four years after the effective date of the Registration Statement and (ii) the date fixed for calling the Warrants as provided in Section 6 of this Agreement (the “Expiration Date”); provided, however, that (a) the Public Warrants shall not be exercisable and the Company shall not be obligated to issue Common Stock in respect thereof unless, at the time a holder seeks to exercise the Public Warrants, a registration statement containing a current prospectus relating to the Common Stock issuable upon exercise of the Public Warrants is effective and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Public Warrants; (b) the Insider Warrants will not be sold or transferred by Lazard (except to employees of Lazard, its affiliates or to the Company’s directors at the same cost per warrant originally paid by them) until 90 days following the consummation of a Business Combination; (c) the Founder Warrants will not expire, if not otherwise redeemed as provided in Section 6 of this Agreement, until the fifth anniversary of the effective date of the

Registration Statement; and (d) in addition to the exercise conditions set forth in this Section 3.2, the Founder Warrants may only be exercisable after the consummation of a Business Combination if and when the last sales price of the Common Stock exceeds $13.50 per share for any 20 trading days within any 30-trading day period beginning 90 days following such Business Combination. Except with respect to the right to receive the Call Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Warrants must apply equally to all of the Warrants. Should the Company wish to extend the Expiration Date of the Warrants, the Company shall provide advance notice to the Warrant Agent, but in no event will the Company provide less than twenty (20) days advance notice of such extension to registered holders of the Warrants.

3.3. Exercise of Warrants.

3.3.1. Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering it, at the office of the Warrant Agent or at the office of its successor as Warrant Agent, with the subscription form, as set forth in the Warrant, properly completed and duly executed, and by paying in full the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock and the issuance of the Common Stock, as follows:

(a) in lawful money of the United States, good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company); or

(b) in the event of redemption pursuant to Section 6 hereof in which the Company’s management has elected to force all holders of Warrants to exercise such Warrants on a “cashless basis,” by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Warrant Price and the Fair Market Value (defined below) by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants pursuant to Section 6 hereof.

3.3.2. Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the Registered Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Public Warrant, and shall have no obligation to settle a Public Warrant exercise unless a registration statement under the Act with respect to the Common Stock is effective, subject to the Company satisfying its obligations under Section 7.4 to use its best efforts. In the event that a registration statement with respect to the Common Stock underlying a Public Warrant is not effective under the Act, the holder of such Public Warrant shall not be entitled to exercise such Public Warrant. Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will the Company be required to net cash settle the exercise of the Warrants. Warrants may not be exercised by, and securities may not be issued to, any Registered Holder in any jurisdiction in which such exercise would be unlawful. As a result of the provisions of this Section 3.3.2, any or all of the Warrants may expire unexercised. In no event shall the Registered Holder of a Warrant be entitled to receive any monetary damages if the shares of Common Stock underlying the Public Warrants have not been registered by the Company pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Warrant Agent; provided, that the Company has fulfilled its obligation to use its best efforts to effect such registration and ensure a current prospectus is available for delivery by the Warrant Agent.

3.3.3. Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4. Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.4. Cashless Exercise.

3.4.1. Determination of Amount. In lieu of the payment of the Warrant Price, a Registered Holder shall have the right (but not the obligation, other than as set forth in Section 6 hereof) to convert any exercisable but unexercised Warrants into shares of Common Stock (the “Conversion Right”) as follows: upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the holder of any of the Warrant Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Warrant Price and the Fair Market Value by (y) the Fair Market Value.

3.4.2. Mechanics Of Cashless Exercise. The Conversion Right may be exercised by a Registered Holder during the Exercise Period by surrendering the Warrant with the duly executed exercise form attached thereto with the cashless exercise section completed to the Warrant Agent, exercising the Conversion Right and specifying the total number of shares of Common Stock the Registered Holder will purchase pursuant to such Conversion Right; provided, that any holder that holds Warrants in a brokerage account shall follow the procedures of such holder’s broker and the Depository Trust Company in order to exercise the Conversion Right.

4. Adjustments.

4.1. Stock Dividends; Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

4.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3. Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Before taking any action which would cause an adjustment pursuant to Section 4 hereof to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company will take any commercially reasonable corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at the Exercise Price as so adjusted.

4.4. Replacement of Securities upon Reorganization. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Sections 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.5. Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, including, but not limited to, under Section 4 hereto, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6. No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant holder. Whenever a payment for fractional Shares is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the Warrant Agent notice setting forth in reasonable detail the facts relating to such payments and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments. The Warrant Agent shall have no duty with respect to any payment for Shares under any Section of this Agreement relating to the payment of fractional Shares unless and until the Warrant Agent shall have received such notice and sufficient monies.

4.7. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate, that does not affect the substance thereof, and which does not affect the right, duties or responsibilities of the Warrant Agent, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8. Extraordinary Dividends. If the Company, at any time during the Exercise Period, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (w) as described in Sections 4.1, 4.2 or 4.4, (x) regular quarterly or other periodic dividends, (y) in connection with the conversion rights of the holders of Common Stock upon consummation of a Business Combination or (z) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a Business Combination (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend.

4.9. Notice of Certain Transactions. In the event that the Company shall (a) offer to holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling the holders of Common Stock to subscribe for shares of Common Stock or (c) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the Warrant holders and the Warrant Agent a notice of such action or offer. Such notice shall be mailed to the Registered Holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Warrant Price after giving effect to any adjustment pursuant to this Section 4 which would be required as a result of such action. Such notice shall be given as promptly as practicable after the Company has taken any such action and (x) in the case of any action covered by clause (a) or (b) above at least 10 days prior to the record date for determining the holders of the Common Stock for purposes of such action or (y) in the case of any other such action at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

4.10. Other Events. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board fairly and adequately protect the purchase rights of the registered holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid and shall give written notice to the Warrant Agent with respect to such determinations.

5. Transfer and Exchange of Warrants.

5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed by a bank, trust company, broker, dealer, municipal securities dealer, government securities dealer or broker, credit union, a national securities exchange, registered securities association or clearing agency, or a savings institution that is a participant in a Securities Transfer Association recognized program or by a Medallion Signature Guarantor and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon written request.

5.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3. Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

5.4. Service Charges. No service charge shall apply to any holder of Warrants for any exchange or registration of transfer of Warrants.

5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Call.

6.1. Call. Not less than all of the outstanding Warrants may be called, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant (the “Call Price”), provided that (i) the last sales price of the Common Stock equals or exceeds $13.50 per share (the “Trigger Price”) for any twenty (20) trading days within a thirty (30) trading day period ending on the third business day prior to the date on which notice of the call is given (the “Measurement Period”) and (ii) the Public Warrants and the Common Stock underlying such Warrants are covered by an effective registration statement and a current prospectus from the beginning of the Measurement Period through the date fixed for the call; provided, further, that with respect to the Founder Warrants and the Insider Warrants, such call right shall not be applicable so long as the Founder Warrants and the Insider Warrants are held by Lazard and the Company’s directors, or their permitted transferees, other than as part of a redemption of Founder Units to the extent the over-allotment option is not exercised in full by the underwriters.

6.2. Call Date; Notice of Call. In the event the Company shall elect to call all of the Warrants, subject to the limitations described in Section 6.1 above, the Company shall fix a date for the call, which date shall be prior to the expiration of the Warrants (the “Call Date”). Notice of the call shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for the call to the Warrant Agent and the Registered Holders of the Warrants to be called at their last addresses as they shall appear in the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date sent whether or not the Registered Holder received such notice. In the event of any adjustment to the Warrant Price or the number of shares of Common Stock issuable on exercise of each Warrant as provided in Section 4, a proportional adjustment shall be made to the Trigger Price.

6.3. Exercise after Notice of the Call. In the event the Company calls the Warrants for redemption as described above, the Company may require all holders that wish to exercise such warrants to do so on a “cashless basis.” In such event, each holder will pay the Warrant Price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Warrant Price of the Warrants and the Fair Market Value by (y) the Fair Market Value.

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1. No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, receiving dividends or other distributions, exercising any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, upon evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft, mutilation or destruction of the Warrant, and on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

7.3. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4. Registration of Common Stock. The Company agrees that, prior to the commencement of the Exercise Period, it shall file with the SEC a post-effective amendment to the Registration Statement or a new registration statement, for the registration under the Act of, and it shall take such action as is necessary to qualify for sale, in those states in which the Public Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Public Warrants. In either case, the Company will use its best efforts to cause the same to become effective on or prior to the commencement of the Exercise Period and use its best efforts to maintain the effectiveness of such registration statement and ensure that a current prospectus is on file with the SEC until the expiration of the Warrants in accordance with the provisions of this Agreement; provided, however, that the Company shall not be obligated to deliver securities, and shall not have penalties for failure to deliver securities, if a registration statement is not effective or a current prospectus is not on file with the SEC at the time of exercise by the holder. The provisions of this Section 7.4 may not be modified, amended or deleted without the prior written consent of Citigroup Global Markets Inc., such consent not to be unreasonably withheld or delayed.

7.5. Delivery of Prospectus or Notice. The Company shall furnish to the Warrant Agent sufficient copies of a prospectus relating to the Shares deliverable upon exercise of Warrants and complying in all material respects with the Act or the notice referred to in Rule 173 under the Act, and the Warrant Agent agrees that, upon the exercise of any Warrant, if the Company requests in writing, the Warrant Agent shall deliver such documents to the Holder of such Warrant, prior to or concurrently with the delivery of the shares of Common Stock issued upon such exercise, in accordance with the Company’s written request.

8. Concerning the Warrant Agent and Other Matters.

8.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares of Common Stock.

8.2. Resignation, Consolidation or Merger of Warrant Agent.

8.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving forty-five (45) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of forty-five (45) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the United States or any state of the United States in good standing, and shall be authorized under such laws to exercise shareholder services powers. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

8.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

8.2.3. Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement, without any further act or deed.

8.3. Fees and Expenses of Warrant Agent.

8.3.1. Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and, from time to time, upon demand of the Warrant Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder.

8.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4. Liability of Warrant Agent.

8.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely on such statement for any action taken, suffered or omitted by it in good faith under the provisions of this Agreement.

8.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith (each as determined by a final non-appealable order of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, in no even shall the Warrant Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits). The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, suits, actions, proceedings, damages, claims, settlements, liabilities, costs or expenses, incurred without gross negligence, willful misconducts or bad faith (each as determined by a final, non-appealable order of a court of competent jurisdiction) on the part of the Warrant Agent or any person acting on behalf of the Warrant Agent, for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability unless it has been furnished with assurances of repayment or indemnity satisfactory to it; provided, that the Warrant Agent will provide written notice to the Company in the event it deems it necessary to refrain from any action under this Agreement pursuant to this Section 8.4.2.

8.4.3. Exclusions. The Warrant Agent shall have no responsibility or liability with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make or liable for any adjustments required under any provision hereof, including but not limited to Section 4 hereof, or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will, when issued, be valid and fully paid and nonassessable.

8.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

8.6. Waiver. The Warrant Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Trust Account Agreement, dated as of the date hereof, by and between the Company and Mellon Bank, N.A., as account agent thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

8.7. Duties of Warrant Agent. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of the Warrants, by their acceptance of the Warrant Certificates, will be bound:

(a) The Warrant Agent may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by or who may be an employee of the Warrant Agent or one of its affiliates), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Warrant Agent, in good faith, to be genuine and to be signed or presented by the proper person or persons as set forth in Section 8.4.1.

(b) The Warrant Agent will be not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificate or be required to verify the same, and all such statements and recitals are and will be deemed to have been made by the Company only.

(c) The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, not be required to comply with, or determine if any person or entity has complied with, the Registration Statement or any other agreement between or among the parties hereto, even though references thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

(d) The Warrant Agent and any member, stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or any affiliate thereof or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein will preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(e) The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates.

(f) In no event shall the Warrant Agent be liable or responsible for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and widespread interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(g) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or documents received by the Warrant Agent hereunder, the Warrant Agent may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any holder or other person or entity for refraining from taking such action, provided that the Warrant Agent provides prior written notice to the Company of such ambiguity or uncertainty and its intention to refrain from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

(h) The rights and obligations contained in Sections 8.3.1, 8.4.2 and 8.4.3 hereof shall survive the termination of this Warrant Agreement and resignation, removal or replacement of the Warrant Agent.

(i) The Company shall inform the Warrant Agent (i) of Citigroup Global Markets Inc.’s decision to allow earlier trading and of the date of the filing of any 8-K under Section 2.4., (ii) of the consummation of a Business Consummation under Section 2.5, (iii) upon the Founder Warrants becoming exercisable under Section 2.6, (iv) of its lowering the Warrant Price under Section 3.1 and (v) of the periods during which a Warrant can be exercised under Section 3.2.

(j) The Warrant Agent shall have no duty or obligation to investigate or confirm whether any determination under Section 3.3.1 is correct or accurate. In addition, notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company determination regarding the number of Shares to be issued in the event of a cashless exercise is accurate or correct. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall also have no duty or obligation to investigate or confirm whether any determination of the Warrant Price under Section 6.3 is correct or accurate.

9. Miscellaneous Provisions.

9.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

if to the Warrant Agent, to:

Mellon Investor Services LLC

Newport Office Center VII

480 Washington Blvd.

Jersey City, NJ 07310

Attn: Relationship Manager

Fax: (201) 680-4610

if to the Company, to:

Sapphire Industrials Corp.

30 Rockefeller Plaza

62nd Floor

New York, New York 10020

Attn: Scott Hoffman, Esq.

Fax: (212) 632-6060

in each case with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Stacy J. Kanter, Esq.

Fax: (212) 735-2000

Citigroup Global Markets Inc.

388 Greenwich St.

New York, NY 10013

Attn: David Spivak

Fax: (212) 723-8871

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, NY 10022-2524

Attn: Bruce S. Mendelsohn, Esq.

Fax: (212) 872-1002

9.3. Applicable Law. This Agreement and the Warrants shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

9.4 Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

9.5. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants and, for the purposes of Sections 2.5, 2.6, 6.1, 7.4, 9.2 and 9.9 hereof, Citigroup Global Markets Inc., any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. Citigroup Global Markets Inc. shall be deemed to be a third-party beneficiary of this Agreement with respect to Sections 2.5, 2.6, 6.1, 7.4, 9.2 and 9.9 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto (and Citigroup Global Markets Inc. with respect to Sections 2.5, 2.6, 6.1, 7.4, 9.2 and 9.9 hereof), their successors and assigns and the Registered Holders of the Warrants.

9.6. Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for examination by the Registered Holder of any Warrant. Prior to such examination, the Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.7. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.8. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

9.9. Amendments. Subject to the last sentence of this Section 9.9, this Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the

Registered Holders. All other modifications or amendments, including, but not limited to, any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period in accordance with Sections 3.1 and 3.2 without such consent. The Warrant Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Warrant Agent’s own rights, duties, obligations or immunities under this Agreement and it shall not be bound by any such amendment not executed by it.

9.10. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable; provided, however, that if such excluded or added provision shall affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign not less than two (2) business days following such determination.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SAPPHIRE INDUSTRIALS CORP.

By:	/s/ Donald G. Drapkin
Name:	Donald G. Drapkin
Title:	Chief Executive Officer and President

MELLON INVESTOR SERVICES LLC, as Warrant Agent

By:	/s/ Declan Denehan
Name:	Declan Denehan
Title:	SVP

[Warrant Agreement]

Exhibit A

[Legend for Warrants held by affiliates of the Company

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS, OR AN EXEMPTION FROM REGISTRATION THEREFROM.]

[Founder/Insider Warrant Legend

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN (I) THE WARRANT AGREEMENT DATED AS OF                             , BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”) AND (II) THE SECURITIES ESCROW AGREEMENT DATED AS OF                             , BY AND BETWEEN THE HOLDER AND THE ESCROW AGENT. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.]

NUMBER	WARRANTS

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M. NEW YORK CITY TIME,

SAPPHIRE INDUSTRIALS CORP.

[CUSIP #]

WARRANT

THIS CERTIFIES THAT, for value received                      is the registered holder of a Warrant or Warrants expiring                      (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $0.001 per share (the “Shares”), of Sapphire Industrials Corp., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the completion of a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company), and (ii)                      [one year after the effective date of the registration statement], such number of Shares of the Company at the price of $             per share, upon surrender of this Warrant Certificate accompanied by the annexed duly executed subscription form and payment of the Warrant Price at the office or agency of                      (the “Warrant Agent”), but only subject to the conditions set forth herein and in the warrant agreement between the Company and the Warrant Agent (the “Warrant Agreement”). The Company shall not be obligated to deliver any securities pursuant to the exercise of a Public Warrant (as defined in the Warrant Agreement) and shall have no obligation to settle a Public Warrant exercise unless a registration statement under the Securities Act of 1933, as amended, (the “Act”) with respect to the Common Stock is effective, subject to the Company satisfying its obligations under Section 7.4 of the Warrant Agreement to use its best efforts. In the event that a registration statement with respect to the Common Stock underlying a Public Warrant is not effective under the Act, the holder of such Public Warrant shall not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle the warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term “Warrant Price” as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

Subject to the limitations set forth in Section 6.1 of the Warrant Agreement, the Company reserves the right to call the Warrant at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving thirty (30) days prior written notice of such call at any time after the Warrant becomes exercisable if the last sales price of the Shares equals or exceeds $13.50 per share (the “Trigger Price”) for any twenty (20) trading days within a thirty (30) trading day period ending on the third business day prior to the date on which notice of the call is given (the “Measurement Period”). The Warrant may not be called unless the Warrant and the Shares are covered by an effective registration statement and a current prospectus from the beginning of the Measurement Period through the date fixed for the call. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant subject to redemption either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price. The Trigger Price is subject to adjustments as provided in the Warrant Agreement. If the Company calls the Warrant for redemption as discussed above, it will have the option to require the holder that wishes to exercise the Warrant to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the Warrant for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrant, multiplied by the difference between the exercise price of the Warrant and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holder.

By:

President	Secretary

Countersignature of Warrant Agent
Mellon Investor Services LLC

Name:
Title:

SUBSCRIPTION FORM—CASH EXERCISE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                      Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad–15).

SUBSCRIPTION FORM—CASHLESS EXERCISE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects (i) to exercise                      Warrants represented by this Warrant Certificate, and (ii) to surrender Warrants represented by this Warrant Certificate (with a “Value” of $ based on a “Current Market Value” of $              ) to purchase the shares of Common Stock issuable upon the exercise of the Warrants exercised hereby, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants exercised and surrendered shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad–15).

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).